EXHIBIT 4

                           COMMUNITY BANKSHARES, INC.

                         AMENDED 1997 STOCK OPTION PLAN
                            (as of October 27, 2003)

SECTION I - PURPOSE OF THE PLAN

         The purpose of this Plan is to provide Community Bankshares, Inc. (the "Company"), and its subsidiaries with an effective means of attracting, retaining and motivating directors, officers and other employees, and to encourage them to invest in common stock, no par value, of the Company ("Common Stock"), thereby increasing their proprietary interest in the Company's success. Subject to the limitations set forth below, the Plan provides for the granting of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code") to eligible employees, and nonstatutory stock options to eligible employees and directors.

SECTION II - ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan, the Board shall have full authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted, and the number of shares to be subject to each option, and the terms of each option. Subject to the express provisions of the Plan, the Board shall also have full authority (a) to interpret the Plan, (b) to prescribe, amend and rescind rules and regulations relating to the Plan, (c) to determine the terms and provisions of the respective options, which terms and provisions need not be the same in each case, and including such terms and provisions as shall be requisite in the judgment of the Board to provide for stock options which qualify as "incentive stock options" under Section 422A of the Code as the same is and shall be amended from time to time, including any amendment which supersedes Section 422A, and (d) to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Board on matters referred to in this Section shall be conclusive. The Board may, from time to time, appoint a committee constituted of not less than two Directors who are not currently officers or employees of the Company or any of its subsidiaries and who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule, and may delegate to such committee full power and authority to do and perform all acts and things required or permitted to be taken or done by the Board herein, and all responsibilities and duties placed upon the Board herein. Actions of such committee shall be by majority vote and any action by majority vote of the committee, either with or without a meeting, shall be binding on the committee.

SECTION III - ELIGIBILITY

         The persons eligible to participate in the Plan shall consist of directors, full-time officers and other full-time employees of the Company and its subsidiaries, as determined by the Board; provided, however, incentive stock options may be granted only to persons who are full-time employees of the Company or its subsidiaries. Subject to the limitations of the Plan, the Board shall, after consultation with and consideration of the recommendation of management, select the persons to participate.

SECTION IV - SHARES SUBJECT TO THE PLAN

         A total of 785,600 shares of the no par value common stock of the Company shall be subject to the Plan. Such total number of shares is subject to adjustment pursuant to Section XI hereof. Of such shares, 590,050 shall be reserved for issuance pursuant to exercise of incentive stock options within the meaning of the Internal Revenue Code and 195,550 shall be reserved for issuance pursuant to exercise of non-qualified stock options. Should any option expire or terminate without being fully exercised, the unpurchased shares subject thereto may again be optioned pursuant to the provisions hereof. Such shares may be either authorized but unissued shares, or treasury shares, at the discretion of the Board.

SECTION V - OPTION PRICE

         The purchase price of the common stock subject to option shall be determined by the Board, provided, however, that the purchase price of common stock subject to incentive stock options shall not be less than 100% of the fair market value of the common stock, as determined by the Board at the time of the grant of the option; and, further, provided, that in the case of an incentive stock option granted to any person then owning more than 10% of the voting power of all classes of the Company's stock, the purchase price per share of the stock subject to option shall be not less than 110% of the fair market value of the stock on the date of grant of the option, determined in good faith as aforesaid. The purchase price of shares purchased upon the exercise of the option is to be paid in full in cash at the time of election to exercise the option.


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SECTION VI - TERMS OF OPTION AND TERMS OF EXERCISE

         Each option shall be exercisable pursuant to the terms of this paragraph at any time and from time to time during the period commencing one year from the date of the original grant of the option and ending not more than ten years from the date of the grant.

         The term of the option, once it is granted, may be reduced only on account of termination of employment, termination of directorship or death of the optionee as provided in Section VIII and Section IX. At any time and from time to time when any option or portion thereof is exercisable, the same may be exercised in whole or in part. Except as provided in Section VIII and Section IX hereof, no option shall be exercisable unless, at the time of the exercise, the holder thereof is then, and has been continuously since such option was granted, an employee or director of the Company. Leave of absence from employment by the Company when granted by the Company because of temporary illness or disability, or to permit service with the armed forces, or for any other reason, to the extent permitted under the Code and applicable regulations, shall not be considered as interruption or termination of employment for any purpose under the Plan.

         The Optionee shall also be subject to the following:

         A. With respect to an incentive stock option granted under this Plan, the aggregate fair market value of shares of Common Stock subject to such incentive stock option and the aggregate fair market value of shares of Common Stock or stock of any affiliate (or a predecessor of the Company or an affiliate) subject to any other incentive stock option (within the meaning of
Section 422A of the Code) of the Company and its affiliates (or a predecessor corporation of any such corporation), to the extent such options become first exercisable in any calendar year, may not (with respect to any holder) exceed $100,000, determined as of the date the incentive stock option is granted.

         B. Any options granted by the Board which are in excess of the fair market value limitations set forth in Paragraph (A) of this subsection shall be deemed "non-statutory" or "non-qualified" and shall not be incentive stock options granted hereunder.

         Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion: (i) grant non-qualified options to any eligible person; and (ii) grant non-qualified options for up to 195,550 shares of Common Stock to one or more persons with exercise prices and/or terms which do not conform to the requirements of Section V and VI hereof. Non-qualified options granted by the Board or deemed such by reason of this subparagraph shall be so designated in the Stock Option Agreement entered into between the Company and the optionee.

         C. Notwithstanding anything to the contrary contained in this Plan, the right to exercise any option granted hereunder shall be forfeited in the event the optionee shall be dismissed, removed or resign as the consequence of the commission of a crime involving moral turpitude.

SECTION VII - EXERCISE OF OPTIONS

         The options granted hereunder shall be exercisable only upon delivery to the Company at its main office of a written notice: (1) stating the optionee's election to exercise, (2) specifying the number of shares to be purchased and (3) enclosing payment for the shares purchased in full in cash. As promptly as practicable thereafter, a certificate or certificates for the number of shares to which the notice refers shall be issued, provided, however, that the time of such delivery may be postponed by the Company for such period as may be required by the Company with reasonable diligence to comply with applicable listing requirements of any securities exchange or to comply with applicable state or federal law. In no case may a fraction of a share be purchased or issued under the Plan.

         No person shall, by reason of the Plan and the granting to him of any option hereunder, have or thereby acquire any rights of a shareholder of the Company with respect to the shares covered by such option unless and until his ownership shall have been recorded on the stock record books of the Company and a certificate for such shares shall have been issued and delivered to him.

SECTION VIII - TERMINATION OF EMPLOYMENT OR BOARD SERVICE

A.       Termination of Employment

         If the employment by the Company or any of its subsidiaries of any employee to whom an option has been granted is terminated because of his retirement, or for disability with the approval of the Company or any of its subsidiaries, or for any other reason except death, the employee shall have the right at any time within three months thereafter (but in any event no later than


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the date of expiration of the option) to exercise his option with respect to the number of shares which were immediately purchasable by him at the time of termination of employment, and his right to purchase any remaining shares shall terminate forthwith. In the event employment is terminated due to disability as defined under Section 105(d)(4) of the Internal Revenue Code, the employee shall have the right at any time within one year thereafter (but in any event no later than the date of the expiration of the option period) to exercise such option.

B.       Termination of Board Service

         When any director of the Company or any of its subsidiaries to whom an option has been granted ceases to serve as a director for any reason other than death, the director shall have the right at any time within three months thereafter (but in no event later than the date of expiration of the Option) to exercise the option with respect to the number of shares that were immediately purchasable by him at the time he ceased to be a director, and his right to purchase any remaining shares shall terminate forthwith.

SECTION IX - DEATH OF HOLDER OF OPTION

         In the event of the death of an employee or director to whom an option has been granted while he is in the employ or board service of the Company or any of its subsidiaries, any option or unexercised portion thereof granted to him shall be exercisable at any time prior to the expiration of one year after the date of such death (but in any event no later than the date of the expiration of the option period), but only by the estate of the decedent or by the person or persons to whom such deceased optionee's rights under the option shall pass by the deceased optionee's will or by the laws of descent and distribution of the state of his domicile at the time of his death, and then only if and to the extent that such deceased optionee was entitled to exercise the option at the date of his death. The estate of the decedent or the person or persons so exercising such option after the deceased optionee's death shall, simultaneously with the delivery of notice to exercise and the payment for the shares purchased, deliver to the Company such proof of the right of such estate or such person or persons to exercise the option as may reasonably be required by the Board and counsel.

SECTION X - OPTIONS NOT TRANSFERABLE

         Options granted under the Plan shall not be transferable otherwise than by will or by the laws descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee to whom the option was granted.

SECTION XI - ADJUSTMENT OF SHARES

         In the event of stock dividends, stock splits, recapitalization, combination or exchange of shares, merger, consolidation, reorganization, liquidation and the like, the number of shares subject to the Plan, and the number of shares, the option price, and the exercise date thereof subject to any option, shall be appropriately adjusted by the Board, whose determination shall be conclusive.

SECTION XII - LISTING AND REGISTRATION OF SHARES

         It is contemplated that the issuance and sale of shares under the Plan will be exempt from registration under the state and federal securities laws. If the Board shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any other governmental regulating body, is necessary or desirable as a condition, or in connection with, the sale or purchase of shares subject to the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

SECTION XIII - AMENDMENT, SUSPENSION AND TERMINATION

         The Board may at any time amend, suspend or terminate the Plan, provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan to: (a) increase the maximum number of shares as to which options may be granted, or (b) change the class of employees to whom options may be granted. The Board may not modify, impair, or cancel any existing option without the consent of the holder thereof. This Plan will terminate automatically at the close of business on March 16, 2007 unless terminated prior thereto as hereinabove provided. Termination of the Plan shall not affect any unexercised option granted prior to termination of the Plan.

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